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                                  EXHIBIT (12)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Amounts in millions

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                                                                                                                  Nine Months Ended
                                                                         Years Ended June 30                           March 31
                                                         ---------------------------------------------------     -------------------
                                                          2000       2001      2002        2003       2004        2004        2005
                                                         -------    -------   -------     -------   --------     -------    --------
EARNINGS, AS DEFINED
      Earnings from operations before income taxes
        and before adjustments for minority interests
        in consolidated subsidiaries and after
        eliminating undistributed earnings of equity
        method investees                                 $ 5,474    $ 4,574   $ 6,442     $ 7,760   $  9,454     $ 7,489    $ 8,352

      Fixed charges                                          811        872       687         657        719         529        673
                                                         -------    -------   -------     -------   --------     -------    -------

        TOTAL EARNINGS, AS DEFINED                       $ 6,285    $ 5,446   $ 7,129     $ 8,417   $ 10,173     $ 8,018    $ 9,025
                                                         =======    =======   =======     =======   ========     =======    =======

FIXED CHARGES, AS DEFINED
      Interest expense                                   $   792    $   794   $   603     $   561   $    629     $   454    $   603
      1/3 of rental expense                                   89         78        84          96         90          75         70
                                                         -------    -------   -------     -------   - ------     -------    -------

        TOTAL FIXED CHARGES, AS DEFINED                  $   881    $   872   $   687     $   657   $    719     $   529    $   673
                                                         =======    =======   =======     =======   ========     =======    =======

        RATIO OF EARNINGS TO FIXED CHARGES                   7.1x       6.2x     10.4x       12.8x      14.1x       15.2x      13.4x
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